SECURITIES AND EXCHANGE COMMISSION


Washington, D.C.  20549


____________


FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934



                                      MBNA America Bank, National
Association
(Exact name of registrant as specified in its charter)


                                United States
                  	       51-0331454
	(State of incorporation or organization)	(IRS Employer
	Identification No.)



                          Wilmington, Delaware
	          19884
	(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

MBNA Master Credit Card Trust II
Class A 6.40% Asset Backed Certificates, Series 1999-I
Class B 6.70% Asset Backed Certificates, Series 1999-I
 (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.	Description of Registrant's Securities to be Registered.

	The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk
Factors"; "The Receivables"; "Maturity Assumptions";
"Receivable Yield Considerations";  "Description of the
Series Provisions" ; and "ERISA Considerations" in the
Prospectus Supplement dated August 26, 1999 and "Prospectus
Summary"; "Risk Factors"; "The Receivables"; "Maturity
Assumptions"; "Description of the Certificates"; "Certain
Legal Aspects of the Receivables"; "Federal Income Tax
Consequences"; and "ERISA Considerations" in the Prospectus, dated May 21, 1999 (the Prospectus and the Prospectus
Supplement are incorporated herein by reference as Exhibit
7).

Item 2.	Exhibits.

	Exhibit 1--Form of specimens of certificates representing
Class A 6.40% Asset Backed Certificates, Series
1999-I and Class B 6.70% Asset Backed Certificates,
Series 1999-I.

	Exhibit 2--Pooling and Servicing Agreement (included in
Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
Agreement, dated as of March 11, 1996 (included in
Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April
5, 1996, which is incorporated herein by reference).

	Exhibit 4--Second Amendment to Pooling and Servicing
Agreement, dated as of June 2, 1998 (included in
Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on July
14, 1998 which is incorporated herein by reference).

	Exhibit 5--Third Amendment to Pooling and Servicing
Agreement, dated as of January 10, 1999 (included in
Exhibit 4.01 to the Registrant's Form 8-K, or filed with the Securities and Exchange Commission on January 22, 1999, which is incorporated herein by reference).

	Exhibit 6--Series 1999-I Supplement.

	Exhibit 7--Prospectus Supplement dated August 26, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, pursuant to Rule 424(b)(2), together with the Prospectus dated May 21, 1999 as filed with the Securities and Exchange Commission on May 25, 1999, pursuant to Rule 424(b)(5).

SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


MBNA AMERICA BANK,
  NATIONAL ASSOCIATION




Date:  September 8, 1999
By:  /s/  Jerry M. Hamstead
Jerry M. Hamstead
First Vice President
	INDEX TO EXHIBITS



Exhibit
Number-

Exhibit
-
1-Form of specimens of certificates representing Class A 6.40% Asset Backed Certificates, Series 1999-I and Class B 6.70% Asset Backed Certificates, Series 1999-I.
-
2-Pooling and Servicing Agreement (included in Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).
-
3-First Amendment to Pooling and Servicing Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).
-
4-Second Amendment to Pooling and Servicing Agreement, dated as of June 2, 1998 (included in Exhibit 4.1 to the Registrant's Form 8-K as filed with the Securities and Exchange Commission on July 14, 1998, which is incorporated hereby by reference).
-
5-Third Amendment to Pooling and Servicing Agreement, dated as of January 10, 1999 (included in Exhibit 4.01 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on January 22, 1999, which is incorporated herein by reference).
-
6-Series 1999-I Supplement.
-
7-Prospectus Supplement dated August 26, 1999, as filed with the Securities and Exchange Commission on August 27, 1999, pursuant to Rule 424(b)(2), together with the Prospectus dated May 21, 1999, as filed with the Securities and Exchange Commission on May 25, 1999, pursuant to Rule 424(b)(5), is incorporated herein by reference.
-
-


(..continued)



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